UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2018

Concrete Leveling Systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53048	26-0851977
(Commission File Number)	(IRS Employer Identification No.)

5046 E. Boulevard, NW, Canton, OH	44718
(Address of principal executive offices)	(Zip Code)

(330) 966-8120
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2018, Jericho Associates, Inc. (“Jericho”), a company with which the Registrant has a previously announced an agreement to acquire all of the outstanding capital shares of Jericho, announced that it had entered into an agreement to acquire all of the issued and outstanding shares of VegasWinners, Inc. a start-up Nevada Corporation (the “Jericho/VegasWinners Transaction”). The shares of VegasWinners, Inc will be acquired from Wayne Allyn Root (“Root”), of Las Vegas, Nevada. Root will remain as the Chief Executive Officer and President of Vegas Winners, Inc. and has entered into an employment agreement with VegasWinners, Inc.

Vegas Winners, Inc. was incorporated to engage in the business of providing sports gaming information, analysis, advice and predictions. The acquisition by Jericho is contingent on: (i) Jericho  privately raising a minimum of $1,100,000 to fund the business operations of Vegas Winners, Inc., of which, the initial $300,000 shall be loaned to Vegas Winners, Inc., and (ii) the meeting of certain performance criteria by Vegas Winners, Inc.

In connection with the acquisition of VegasWinners, Inc., Jericho has entered into a three year  Employment Agreement with Root, which provides that upon the closing of the Jericho VegasWinners Transaction, and the closing of the Registrants acquisition of Jericho, Root will become the Vice President of Marketing, Media, Entertainment and Communications for the Registrant.  Also, VegasWinners, Inc. entered into a three year  Employment Agreement with Mr. Root, pursuant to which Mr. Root will remain as the President and Chief Executive Officer of VegasWinners, Inc.

Item 5.02 Appointment of Officers.

See “Item 1.01” above regarding the employment agreements of Wayne Allyn Root.

Wayne Allyn Root, age 57, television sports handicapping career began in New York City on WNBC radio in New York City (now WFAN) in the early 1980s. He moved onto NBC "Source Radio Network" syndicated around the country in over 100 markets as a sports talk host. In the 2000s. He hosted “Wayne Allyn Root's Winning Edge”, a television show which promoted Mr. Root's sports handicapping business. Mr. Root is the author of several books, including: “The Zen of Gambling”, “Betting to Win on Sports” and “The King of Vegas' Guide to Gambling”.

Mr. Root is also political commentator, media personality, television and radio producer and talk show host. He is a politically conservative author, television producer and newspaper columnist. He is currently a talk radio host, syndicated nationally by USA Radio Network, and hosts a television program, “The Wayne Allyn Root Show”, which is syndicated by Newsmax TV.  From 2016 to the present, he has been a National Opinion Columnist with Las Vegas Review Journal. In 2008, Mr. Root was the nominee for Vice President of the United States for the Libertarian Party.

Mr. Root will devote a sufficient amount of his time to the businesses of the Registrant and VegasWinners, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Share Exchange and Reorganization Agreement with VegasWinners, Inc.
10.2	Employment Agreement between Jericho Associates , Inc. and Wayne Allyn Root.
10.3	Employment Agreement between VegasWinners, Inc. and Wayne Allyn Root.
99.1	Press Release, dated August 21, 2018, issued by Registrant*

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCRETE LEVELING SYSTEMS, INC.

Date: September 5, 2018	By: /s/ Suzanne Barth
Suzanne Barth, Chief Executive Officer

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